 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2020

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

67 Commerce Drive, Honaker, VA	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02.    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, New Peoples Bankshares, Inc. (the “Company”) issued a press release announcing the departure of Frank Sexton, Jr. as Executive Vice President and Chief Operating Officer of both the Company and the Company’s wholly-owned subsidiary, New Peoples Bank, Inc. (the “Bank”), effective June 30, 2020. On May 29, 2020, Mr. Sexton notified the Company of his intent to resign from the Company and the Bank effective June 30, 2020. Mr. Sexton’s responsibilities with the Bank will be assumed by Debbie Arrington, Senior Vice President Banking Operations and Landon McGlothlin, Senior Vice President and Chief Information Officer.

In connection with his departure, the Company, the Bank and Mr. Sexton entered into a Change in Employment Status Agreement, dated May 29, 2020 (the “Agreement”). The Agreement provides that, effective upon Mr. Sexton’s departure, he will receive a severance payment of $81,854 (an amount equal to approximately 22 weeks’ salary), a payment for unused vacation time of $7,468 and a payment of $682 for his regular opt-out of the Company’s health insurance plan. In addition, under the terms of the Agreement, Mr. Sexton will provide consulting services to the Company and the Bank for a period of six months until December 31, 2020, for which he will receive an aggregate amount of $97,089 for such services. Pursuant to the Agreement, Mr. Sexton will be subject to certain confidentiality and non-disclosure provisions.

In connection with Mr. Sexton’s receiving the departure-related payments, and as part of the consulting arrangement, he will enter into a separation agreement that will include customary release and waiver of claims provisions in favor of the Company, the Bank and other Company-related parties.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

 Item 9.01.    Financial Statements and Exhibits.

        (d)       Exhibits

Exhibit No. Description

10.1 Change in Employment Status Agreement, dated May 29, 2020, by and among New Peoples Bankshares, Inc., New Peoples Bank, Inc. and Frank Sexton, Jr.

99.1 Press release dated June 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date: June 1, 2020	By:	/s/ John J. Boczar
John J. Boczar
Executive Vice President and Chief Financial Officer